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                                                                   EXHIBIT 99.9

                            RUBIO'S RESTAURANTS, INC.
                   1999 EMPLOYEE STOCK PURCHASE PLAN ("ESPP")
                             ENROLLMENT/CHANGE FORM

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   SECTION 1:
------------------    ACTION                                                   COMPLETE SECTIONS:
                         / / New Enrollment                                    2, 3, 7 AND sign attached Stock Purchase
ACTIONS                  / / Payroll Deduction Change                          Agreement
                         / / Terminate Payroll Deductions                      2, 4, 7
                         / / Leave of Absence                                  2, 5, 7
                                                                               2, 6, 7
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   SECTION 2:
------------------    Name
                            ---------------------------------- ------------------------- -------- ------------------------
                                            Last                          First              MI              Dept.
PERSONNEL DATA
                      Home Address
                                      --------------------------------------------------------------------
                                                                    Street
                                      ------------------------------ -------------------- ----------------
                                                  City                      State            Zip Code
                                       --- --- ----     ---- ---     ---- --- ---- ---
                      Social                        -            -
                      Security #
                                       --- --- ----     ---- ---     ---- --- ---- ---

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   SECTION 3:         Effective with the Purchase                         Payroll Deduction Amount:  _________ % of cash
------------------    Interval Beginning:                                 earnings*

NEW ENROLLMENT        / /    First Business Day of February, _______
                                                                          *  Must be a multiple of 1% up to a maximum of
                      / /    First Business Day of August, _________      10% of cash earnings

                      / /    Initial Offering Period

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   SECTION 4:         Effective with the                                      I authorize the following new level of
------------------    Pay Period                                              payroll deduction: ______________% of cash
                      Beginning:                                              earnings*
                                      ----------------------------------
                                             Month, Day and Year
PAYROLL DEDUCTION
CHANGE
                                                                              * Must be a multiple of 1% up to a maximum
                                                                              of 10% of cash earnings
                      NOTE:     You may reduce your rate of payroll deductions
                                once per 6-month purchase interval to become
                                effective as soon as possible following the
                                filing of the change form. You may also increase
                                your rate of payroll deductions to become
                                effective as of the start date of the next
                                6-month interval (first business day of February
                                or August).

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   SECTION 5:         Effective with the                                      Your election to terminate your payroll
------------------    Pay Period                                              deductions for the balance of the offering
                      Beginning:                                              period cannot be changed, and you may not
                                 -------------------------------------------- rejoin the offering  period at a later date.
                                           Month, Day and Year                You will not be able to resume participation
                                                                              in the ESPP until the start of the next
                                                                              offering period.
TERMINATE PAYROLL
DEDUCTIONS
                      In connection with my voluntary termination of payroll
                      deductions, I elect the following action regarding my ESPP payroll deductions to date in the current purchase
                      interval:

                      / /  Purchase shares of Rubio's Restaurants, Inc. at the end of the purchase interval

                                                       OR

                      / /  Refund ESPP payroll deductions collected

                      NOTE: If your employment terminates for any reason or your eligibility status changes (< 20 hrs/week or
                                < 5 months/year), you will immediately cease to
                                participate in the ESPP, and your ESPP payroll deductions collected in that purchase interval will automatically be refunded to you.

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   SECTION 6:         In connection with my leave of absence, I elect the
------------------    following action with respect to my ESPP payroll
                      deductions to date in the current purchase interval:


                        / / Purchase shares of Rubio's Restaurants, Inc. at the end of the purchase interval
LEAVE OF ABSENCE
                                         OR

                        / / Refund ESPP payroll deductions collected

                          NOTE: If you take an unpaid leave of absence, your payroll deductions will immediately cease. If you return to active status within 90 days after the start of your leave, your payroll deductions will at that time automatically resume at the rate in effect for you when your leave began.

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   SECTION 7:
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AUTHORIZATION    I hereby authorize the specific action or actions indicated above.


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                        Date                                                           Signature of Employee
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